Exhibit 10.3

AMENDMENT AGREEMENT

This Amendment Agreement (this “Amendment”), entered into and effective as of September 30, 2020 (the “Effective Date”), is made to that certain Warrant to Purchase Common Stock, dated as of June 11, 2018 (the “Warrant Agreement”), issued by CipherLoc Corporation, a Texas corporation (the “Company”), in favor of James Besser, an individual (“Holder” and together with the Company, the “Parties”). Certain terms not defined herein shall have their respective meanings as set forth in the Warrant Agreement.

WITNESSETH

WHEREAS, pursuant to Section 10 of the Warrant Agreement, the Warrant Agreement may only be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties desire to amend the Warrant Agreement as set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment. Section 12 is added to the Warrant Agreement, as set forth below:

“12. Beneficial Ownership Limitation. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of a Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of such Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of such Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any filings required in accordance therewith. To the extent that the limitation contained in this Section 12 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of a Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination that a Warrant is exercisable (in relation to other securities owned by the Holder together with any of its Affiliates and Attribution Parties) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be made in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days thereof confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of a Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 12 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. “Affiliate” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.”

2. Acknowledgement. The Parties acknowledge that except for this Amendment, all other terms and conditions of the Warrant Agreement, shall be unaffected hereby and remain in full force and effect. The Company reaffirms, ratifies and confirms its obligations, covenants and agreements under the Warrant Agreement.

10. Miscellaneous.

(a) This Amendment may be executed and delivered (including by facsimile, DocuSign, or .pdf transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(b) To the extent that any provision of the Warrant Agreement needs to be waived or amended in order to allow the amendments made herein to be effective, such provisions are hereby waived and/or amended to the extent necessary to allow for the amendments made herein to be effective.

(c) This Amendment and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice or conflict of law principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

CIPHERLOC CORPORATION

By:	/s/ Tom Wilkinson
Name:	Tom Wilkinson
Title:	Chairman

/s/ James Besser
JAMES BESSER

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